Form N-SAR
Item 770



Name of Registrant:		AIG Retirement Company II

Name of Portfolio:		AIG Retirement Company II Small Cap Growth Fund

Issuer:						Lincoln Educational Services Corp.

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:					Common Stock



Underwriter from whom Purchased:		Barclays Capital Inc.


Underwriting Syndicate Members:		        J.P. Morgan Securities




Date Offering Commenced:			02/11/09

Date of Purchase:				02/11/09

Principal Amount of Offering:			77,000,000

Offering price:					$ 14.00

Purchase price:					$ 14.00

Commission, spread or profit:			$ 0.77

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:     281,700